Exhibit 10.8

REVOLVING SUBORDINATED

LOAN AGREEMENT

BETWEEN

MERCHANTS BANCORP,

an Indiana corporation

AND

HOME POINT FINANCIAL CORPORATION,

a New Jersey corporation

May 31, 2017

REVOLVING SUBORDINATED LOAN AGREEMENT

This Revolving Subordinated Loan Agreement (“Agreement”) is entered into at Indianapolis, Indiana, effective the 31st day of May, 2017 by and between Home Point Financial Corporation, a New Jersey corporation; Attention: Howard Nathan; e-mail: hnathan@homepointfinancial.com (“Lender”), with a mailing address of 1194 Oak Valley Drive, Suite 80, Ann Arbor 48108, and Merchants Bancorp, an Indiana corporation (“Borrower”), with a principal mailing address of 11555 North Meridian Street, Suite 400, Carmel, Indiana 46032; Attention: Michael J. Dunlap; e-mail: MDunlap@merhantsbankofindiana.com.

NOW, THEREFORE, in order to induce Lender to make the loan hereunder, as well as for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Lender and Borrower hereby agree to the following.

SECTION 1. AMOUNT OF LOAN.

1.1                               Principal Amount. Borrower hereby promises to pay when due to the order of Lender, in lawful money of the United States of America, the aggregate unpaid principal amount of all advances of funds, up to Thirty Million Dollars ($30,000,000) (the “Maximum Amount”), made by Lender to Borrower hereunder. Borrower shall also pay interest on the unpaid principal amount outstanding at rates in accordance with the terms hereof. Funds may be disbursed by Lender in multiple Advances and repaid by Borrower as follows:

(a)                                 Lender shall advance funds to Borrower, subject to the Maximum Amount, as requested in writing by Borrower (a “Draw Notice”) at least 30 days in advance of the proposed date of disbursement, provided, however, that Lender will be obligated to advance funds to Borrower only to the extent that the unpaid principal balance of the Note (as defined below), after taking into account the advance requested in the Draw Notice, does not exceed an amount equal to the sum of (i) ten percent (10%) of the aggregate funded balances of the outstanding warehouse loans extended to borrowers by NattyMac Funding, Inc., an Indiana corporation (“Funding”), (ii) the aggregate equitable interests of Funding in warehouse loans originated by NattyMac, LLC, an Indiana limited liability company (“NattyMac”), in which Funding owns a participation interest (the “Aggregate Warehouse Participation Amount”), and (iii) the aggregate equitable interests of Funding in residential mortgage loans originated by Lender in which Funding owns a participation interest pursuant to the Participation Agreement between Lender and Funding of even date (the “Aggregate Mortgage Loan Participation Amount”).

(b)                                 Borrower shall repay Lender an amount set forth in a written notice (a “Repayment Notice”) from Lender, to the extent the unpaid principal amount of the Note exceeds the sum of (i) ten percent (10%) of the aggregate outstanding warehouse loan commitments extended to borrowers by Funding, including amounts advanced thereunder, (ii) the Aggregate Warehouse Participation Amount, and (iii) the Aggregate Mortgage Loan Participation Amount. Borrower may limit or restrict payment if the aforementioned criterion is not met. Repayment shall occur at least 30 days from the repayment date (the “Repayment Date”) set forth in such Repayment Notice.

(c)                                  The principal balance of the Note shall automatically be reduced on a dollar for dollar basis in the amount of any loss recognized by Funding in the ordinary course of conducting its business as a warehouse lender to mortgage loan originators.

(d)                                 Borrower may prepay amounts owed on the Note in full or in part at any time without penalty.

1.2                               Use of Proceeds. Borrower shall invest the funds advanced by Lender hereunder in its wholly-owned subsidiary, Merchants Bank of Indiana (“Merchants”), and shall cause Merchants to invest such funds in ownership units of its wholly-owned subsidiary, Funding.

SECTION 2. INTEREST.

2.1                               Interest.

(a)                                 Interest will accrue under the Subordinated Promissory Note of even date herewith executed by and between Borrower and Lender (the “Note”) as described in the Note.

(b)                                 Basic Interest (as defined in the Note) shall be payable by Borrower in arrears on the fifteenth (15th) day of each calendar quarter, and at the maturity of the Note, whether by acceleration or otherwise.

(c)                                  Additional Interest (as defined in the Note) shall be payable by Borrower to Lender within 30 days of the end of each calendar quarter based upon the net income or loss of Funding during the quarter then ended, and, to the extent applicable, upon the Maturity Date based upon the net income or loss of Funding during the period beginning upon the end of the preceding calendar quarter through the Maturity Date.

2.2                               Usury Laws. It is the intention of the parties hereto to comply strictly with all applicable usury laws. All agreements between Borrower and Lender, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the maturity hereof, or otherwise, shall the amount paid, or agreed to be paid to Lender for the use, forbearance, or detention of the money to be loaned hereunder or otherwise or for the payment or performance of any covenant or obligation contained herein or in any other document evidencing, securing, or pertaining to the indebtedness evidenced hereby, exceed the maximum amount permissible under applicable law. If from any circumstance whatsoever fulfillment of any provision hereof or of such other documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstance Lender shall ever receive as interest or otherwise an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal indebtedness of Borrower to Lender, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal hereof, such excess shall be refunded to

Borrower. All sums paid or agreed to be paid by Borrower for the use, forbearance or detention of the indebtedness of Borrower to Lender hereunder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full in such manner that there will be no violation of applicable laws pertaining to the maximum rate or amount of interest which may be contracted for, charged or received with respect to such indebtedness. Borrower shall not institute any action or file any defense based upon the charging or collecting of usurious interest hereunder unless (i) Borrower shall give Lender written notice of an intent to do so and (ii) Lender shall fail to comply with the terms hereof by making necessary adjustments as required by this Section, and notify Borrower of such compliance within fifteen (15) days after receipt by Lender of such written notice from Borrower. The provisions of this Section shall be given precedence over any other provision contained herein or in any other agreement between the parties hereto that is in conflict with the provisions of this Section.

SECTION 3. MATURITY. If not sooner paid by Borrower or accelerated by Lender upon the occurrence of an Event of Default hereunder, the principal amount and accrued and unpaid interest thereon, together with all other costs and expenses for which Borrower is responsible under the Note (collectively, the “Indebtedness”) shall be due on the Maturity Date, as defined in the Note.

SECTION 4. COLLATERAL. As collateral and security for the obligations of Borrower hereunder, Borrower shall cause Merchants to grant to Lender a pledge and first-lien security interest in and to all of the issued and outstanding stock of Funding. The pledge and security interest granted hereunder shall be evidenced by, and Borrower shall cause Merchants to execute and deliver, a Stock Pledge Agreement (the “Pledge Agreement”) in the form of Exhibit A attached hereto. Borrower will deliver to Lender prior to the initial advance of funds hereunder the unanimous consent of Merchants’ board of directors in a form satisfactory to Lender authorizing and approving the execution of the Pledge Agreement by Merchants and the consummation of the transactions contemplated thereby.

SECTION 5. SUBORDINATION. This Agreement and the Note shall be subject to the terms of a Subordination Agreement of even date executed among Borrower, Lender and The Huntington National Bank (the “Subordination Agreement”).

SECTION 6. WARRANTIES AND REPRESENTATIONS. Borrower represents and warrants to Lender as of the date hereof and as of each date on which Lender advances to Borrower hereunder that, as of such date:

6.1                               Corporate Organization and Authority. Borrower:

(a)                                 is a corporation duly organized and validly existing under the laws of the State of Indiana;

(b)                                 has and possesses all requisite corporate right, power and authority and all necessary licenses and permits to own and operate its properties, to carry on its business as now conducted and as presently proposed to be conducted, and to enter into the Loan Documents and to perform its obligations thereunder;

(c)                                  has taken the necessary action to authorize the execution and delivery of the Loan Documents and the borrowings thereunder;

(d)                                 The Board of Directors of Borrower has duly authorized the execution and delivery of this Agreement, the Note, the Subordination Agreement and documents contemplated herein and executed in connection with this Agreement will constitute legal, valid and binding obligations of Borrower enforceable in accordance with their terms, except as enforcement is subject to equitable and other limitations applied by courts, and debtor’s rights generally.

(e)                                  The execution, delivery and performance of this Agreement, the Note and the Subordination Agreement and the compliance by Borrower with all the provisions of this Agreement, the Note and the Subordination Agreement applicable to Borrower:

(i)                                     are within the corporate powers of Borrower;

(ii)                                  are legal and will not conflict with, result in any breach in any of the provisions of, constitute a default under, or result in the creation of any lien or encumbrance other than as created by this Agreement and any other documents executed in connection with the Loan upon any property of Borrower under the provisions of, any agreement, charter instrument, articles of incorporation, bylaw or other instrument to which Borrower or Merchants is a party or by which Borrower or Merchants may be bound; and

(iii)                               do not violate, contravene, or cause a breach or a default under any applicable laws, rules or regulations, or any agreement, contract or instrument to which Borrower or Merchants is a party.

(f)                                   There are no limitations in any indenture, mortgage, deed of trust or other agreement or instrument to which Borrower is now a party or by which Borrower may be bound with respect to the payment of principal or interest on any indebtedness of Borrower, including the Note to be executed in connection with this Agreement.

SECTION 7. COVENANTS.

7.1                               Covenants of Borrower. Borrower hereby covenants and agrees with Lender as of the date hereof and for so long as any amounts remain payable by Borrower hereunder:

(a)                                 Borrower shall maintain its corporate existence and good standing in the jurisdiction of its organization.

(b)                                 Borrower shall keep or cause to be kept in reasonable detail books and records setting forth an account of the assets and business of Borrower and Funding and, as applicable, shall clearly reflect therein the warehouse loans extended to borrowers by Funding, the repayment of such warehouse loans, and the disposition of the mortgage loans and related collateral securing such loans.

(c)                                  Borrower shall deliver to Lender:

(i)                                     Within 30 days of the end of each month, unaudited financial statements of Funding for the month and year-to-date periods then ended;

(ii)                                  Within 30 days of the end of each calendar quarter, unaudited financial statements of Borrower for the quarter and year-to-date periods then ended;

(iii)                               Within 90 days of the end of each fiscal year, audited financial statements of Borrower; and

(iv)                              Promptly upon becoming aware thereof, notice of any potential or existing Event of Default or material event, including the commencement of, or any determination in, any legal, judicial or regulatory proceedings which, if adversely determined, would be reasonably likely to result in a material adverse effect to the business of Borrower or Funding.

SECTION 8. ADVANCES OF FUNDS TO BORROWER.

8.1                               Obligation to make Advances. The obligation of Lender to make any advance of funds to Borrower hereunder shall be subject to the following conditions precedent:

(a)                                 Borrower shall provide Lender on the date of any such advance of funds a certificate, signed by an officer of Borrower with knowledge of the matters set forth therein, certifying that, as of such date, (i) all of the representations and warranties of Borrower contained in Section 6 hereof are true and correct, except to the extent that such representations and warranties expressly relate to an earlier date, in which event, such representations and warranties remain true and correct as of such earlier date, and (ii) Borrower has performed and complied with all agreements, covenants and conditions contained herein and contemplated hereby which are required to be performed or complied with by Borrower.

(b)                                 Prior to the initial advance of funds hereunder, Borrower shall have delivered to Lender: (i) a resolution of Borrower authorizing the execution and delivery of this Agreement, the Note, the Subordination Agreement and any other instrument or document executed and delivered by Borrower to Lender in connection with the Loan and all acts required to be performed by Borrower hereunder and thereunder; and (ii) a certificate of existence for Borrower issued by the Secretary of State of the state of its formation dated not more than thirty (30) days prior to the date of such initial advance.

SECTION 9. EVENTS OF DEFAULT.

9.1                               Nature of Events. An “Event of Default” shall exist if any of the following occurs and is continuing:

(a)                                 Borrower fails to make any payment of interest or principal on the Note within thirty (30) days after the date when due pursuant to the terms of the Note and the continuation of such failure for a period of ten (10) days after written notice of such failure has been sent to Borrower;

(b)                                 Borrower, Merchants or Lender, as applicable, fails or neglects to perform, keep, or observe, or is otherwise in breach of, any other material term, provision, condition, covenant, representation, warranty, or agreement contained in this Agreement, the Note, the Subordination Agreement or Pledge Agreement (each, a “Loan Document” and collectively, the “Loan Documents”), or in any other present or future agreement between, on the first part, Borrower, Merchants or Funding, and, on the second part, Lender or NattyMac, and as to any default or breach under such other term, provision, condition, covenant, representation, warranty, or agreement that can be cured, has failed to cure such default or breach within ten (10) days after delivery by the non-defaulting party of written notice thereof, provided, however, that Lender will not be obligated to advance any funds to Borrower hereunder during a cure period following a default by Borrower.

(c)                                  An event of default has occurred under the Services Agreement of even date herewith between Funding and NattyMac as the result of a material breach thereof which breach has not been cured or remedied within the 30-day period following receipt of notice of such breach.

(d)                                 Any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate or writing delivered to a party hereto by the other party hereto or any person acting on behalf of a party hereto pursuant to this Agreement or to induce a party hereto to enter into this Agreement or any other Loan Document.

(e)                                  Borrower or Lender becomes insolvent or bankrupt, or makes an assignment for the benefit of creditors, or consents to the appointment of a trustee, receiver or liquidator; and

(f)                                   Bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings are instituted by or against Borrower or Lender and are not dismissed or discharged within sixty (60) days of the filing thereof.

SECTION 10. LENDER’S RIGHTS AND REMEDIES.

10.1                        Default Remedies. Upon the occurrence and during the continuance of an Event of Default by Borrower, Lender may, subject to the terms and conditions of the Subordination Agreement, at its election and without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

(a)                                 At the option of Lender, declare all of the indebtedness evidenced by the Note and remaining unpaid, including without limitation the entire unpaid principal balance, and any accrued and unpaid interest, without demand or notice, to become immediately due and payable, anything contained in the Note to the contrary notwithstanding. Notwithstanding anything herein or elsewhere to the contrary, Borrower’s liability and Lender’s recourse against Borrower pursuant to this Agreement or under the Note and any other document shall at all times be limited to exercising its rights under the Pledge Agreement.

(b)                                 Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Lender.

10.2                        Waiver and Amendment. Except as otherwise expressly set forth herein, to the extent permitted by law, Borrower hereby waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, or other action taken in reliance hereon and all other demands and notices of any description. With respect to any amounts payable to Lender hereunder, Borrower assents to any extension or postponement of the time of payment or any other indulgence, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payments thereon and the settlement, compromise or adjustment of any thereof, all in such manner and at such time or times as Lender may deem advisable. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to the exercise of any right on any future occasion. All rights and remedies of Lender as to any amount payable to Lender hereunder whether evidenced hereby or by any other instrument or papers shall be cumulative and may be exercised singly, successively or together.

10.3                        Demand; Protest. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper and guarantees at any time held by Lender on which Borrower may in any way be liable.

SECTION 11. BORROWER’S RIGHTS AND REMEDIES.

A default by Lender or any Affiliate of Lender under any agreement with Funding, Merchants, or Borrower shall excuse Borrower’s performance under this Agreement, the Note, the Pledge Agreement and the Services Agreement for as long as the default exists. For the purpose of this Section, an “Affiliate” shall mean any entity that controls, is controlled by, or is under common control with Lender.

SECTION 12. MISCELLANEOUS

12.1                        Notices. All communications under this Agreement or under the Note executed pursuant hereto shall be in writing and shall be mailed by first class mail, postage prepaid to the addresses of the parties set forth on page one (1) of this Agreement or such address which the parties may give notice of in writing or emailed with return receipt.

12.2                        Successors and Assigns. Except as herein provided, this Agreement shall be binding upon and inure to the benefit of Borrower and Lender and any other party thereto and Borrower’s respective successors and assigns. Notwithstanding the foregoing, Lender, without the prior written consent of Borrower, which consent may be withheld in Borrower’s sole discretion, may not assign, transfer or set over to another party the Note or this Agreement, in whole or in part.

12.3                        Amendment and Waiver. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of Borrower and Lender.

12.4                        Counterparts. This Agreement may be executed in multiple counterparts, and delivery of an executed counterpart of a signature page of this Agreement by electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

12.5                        Governing Law and Venue. This Loan Agreement is delivered to Lender in the State of Indiana and is executed under and shall be governed by and construed in accordance with the laws of the State of Indiana, notwithstanding that Indiana conflicts of law rules might otherwise require the substantive rules of law of another jurisdiction to apply. Borrower and Lender each hereby submits to the exclusive jurisdiction of the state and Federal courts located in the State of Indiana.

12.6                        Waiver of Trial by Jury. Any suit, action or proceeding, whether a claim or counterclaim, brought or instituted by any party on or with respect to this Loan Agreement or any other document executed in connection herewith or which in any way relates, directly or indirectly to the Loan Agreement or any event, transaction or occurrence arising out of or in any way connected with the Note or the dealings of the parties with respect thereto, shall be tried only by a court and not by a jury. BORROWER AND LENDER EACH EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. Borrower acknowledges that Borrower may have a right to a trial by jury in any such suit, action or proceeding and that Borrower hereby is knowingly, intentionally and voluntarily waiving any such right. Borrower further acknowledges and agrees that this Section is material to this Loan Agreement and that adequate consideration has been given by Lender and received by Borrower in exchange for the waiver made by Borrower pursuant to this Section.

12.7                        Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

12.8                        Headings. Any Article and Section headings in the Note are included herein and therein for convenience of reference only and shall not constitute a part of this Agreement and shall not affect the construction of, or be taken into consideration in the interpretation of this Agreement.

12.9                        Gender. Whenever the context so requires, reference herein or in this Agreement to the masculine gender shall include the feminine gender or in either case the neuter and vice versa; and the singular shall include the plural and vice versa.

12.10                 No Partnership or Joint Venture. Borrower and Lender expressly agree that the only relationship intended to be created between them in connection with the Loan is that of lender and borrower and that the relationship in no way is intended to create a partnership, joint venture, tenancy in common, or joint tenancy between them.

12.11                 Waiver of Damages. To the extent permitted by applicable law, Borrower and Lender shall not assert, and each hereby waives, any claim against the other, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, including, without limitation, the Loan or the use of the proceeds thereof.

[Remainder of page intentionally blank; signatures on following page (s)]

IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be executed and delivered as of the date first above stated.

Lender:

HOME POINT FINANCIAL CORPORATION,
a New Jersey corporation

By:	/s/ Howard Nathan
Name:	Howard Nathan
Title:	CFO

Borrower:

MERCHANTS BANCORP,
an Indiana corporation

By:	/s/ Michael J Dunlap
Name:	Michael J Dunlap
Title:	EVP

EXHIBIT A

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT is executed to be effective as of the      day of             2017, by MERCHANTS BANK OF INDIANA (hereinafter referred to as “Pledgor’), to HOME POINT FINANCIAL CORPORATION, a New Jersey corporation (hereinafter referred to as “Pledgee”).

In order to induce Pledgee to extend credit to MERCHANTS BANCORP, an Indiana corporation, the parent company of Pledgor  (“Bancorp”), in the original principal amount of Thirty Million and no 00 Dollars ($30,000,000.00), to be evidenced by a certain Subordinated Promissory Note of even date herewith to be executed by Bancorp in favor of Pledgee (such note and any direct or remote extension, renewal, modification, amendment or replacement of such note are hereinafter referred to as the “Note”), Pledgor hereby pledges to Pledgee, and assigns, transfers and grants to Pledgee a security interest in, all of Pledgor’s right, title and interest in and to the following:

(a) One Thousand (1, 000) shares of the common capital stock of NATTYMAC FUNDING, INC., an Indiana corporation (the “Corporation”) (such shares are hereinafter referred to as the “Stock”);

(b) All additional shares of stock, debt, obligations or securities at any time pledged or provided to Pledgee as additional collateral pursuant to this Pledge Agreement or acquired by Pledgor with respect to the Stock, including but not limited to all stock dividends (hereinafter referred to as the “Additional Pledged Collateral “);

(c) Any and all substitutions and replacements of the Stock and the Additional Pledged Collateral and any and all income accruing from or arising in connection with the Stock and the Additional Pledged Collateral (the Stock, the Additional Pledged Collateral and all such substitutions, replacements and income thereof and therefrom are hereinafter collectively referred to as the “Securities”);

(d) All certificates and instruments representing the Securities or such additional shares, debt, obligations or securities; and

(e) All proceeds of the Securities and any of the foregoing items  (the Securities and such additional shares, obligations, securities, certificates, instruments and proceeds referred to above are sometimes hereinafter referred to collectively as the “Collateral “).

Terms, Conditions and Agreements

1.  Indebtedness and Obligations Secured.  This Pledge Agreement is given as security for (a) the payment when due of the Note and (b) all extensions, renewals, modifications or amendments of the Note  (the indebtedness, obligations, agreements, commitments and liabilities secured hereby are hereinafter referred to collectively as the “Indebtedness”).

2.  Maintenance of Collateral.  The security interest hereby granted shall continue until full payment, satisfaction and performance by Pledgor of all Indebtedness.  Before, or at the same time as, Pledgor has executed and delivered this Agreement to Pledgee, and upon the written request of Pledgee, Pledgor shall deliver to Pledgee all of the certificates, if any, representing the Securities or any other Collateral.

3.  Prohibition Against Transfer and Encumbrances.  Without Pledgee’s prior written consent, Pledgor shall not (i) create, grant, cause or permit any encumbrance, lien, mortgage, security interest, pledge or other similar interest to burden or affect, or attach to, in any manner or respect, any of the Collateral, (ii) allow the sale, conveyance, transfer, or otherwise disposal of, or attempted sale, conveyance, transfer or otherwise disposal of any of the Collateral, whether such event is voluntary, involuntary or by operation of law, (iii) make any covenant with respect to the Stock which is of a nature identical or similar to any of the foregoing covenants and which is enforceable by any party other than Pledgees, (iv) allow the sale, conveyance, transfer, or otherwise disposal of, any of the assets of the Corporation, or (v) allow the issuance of any additional shares of the common capital stock of the Corporation.

4.  Events of Default.  Time, and each of the terms, conditions and agreements hereof, are the essence of this Agreement.  Pledgor agrees that any default in the payment of any Indebtedness when due or other event of default under the Loan Agreement shall constitute an Event of Default under this Pledge Agreement.

5.  Remedies of Pledgees.  Upon the occurrence of any Event of Default hereunder, Pledgee may exercise any and all remedies available at law or equity.

6.  Perfection of Security Interest.  Concurrently herewith, and subject to the terms and conditions of this Pledge Agreement, Pledgor shall deliver to Pledgee the 01iginal share certificates and all other instruments or documents evidencing the Stock together with appropriate stock powers, endorsements and other appropriate instruments of assignment endorsed in blank.  Pledgor authorizes Pledgee, at the expense of Pledgor, to file Uniform Commercial Code financing statements in those public offices deemed necessary or appropriate by Pledgee to perfect Pledgee’s security interest in the Collateral.

7.  Voting; Dividends; Distributions.  So long as a default has not occurred under the Note or this Pledge Agreement, Pledgee shall not cause the record transfer of any of the Collateral to Pledgee, and Pledgor shall be entitled (a) to vote the Stock, in person or by proxy, at any annual or special meetings of the shareholders of the Corporation on any issue which may properly come before the meetings; (b) to give consents, waivers and ratifications relative to the Collateral; and (c) to receive all payments under, or cash dividends distributed in respect of, the Collateral.  In the event that during the term of this Pledge Agreement, any stock dividend, reclassification, readjustment, combination, subdivision, or other change is made in the capital structure of the Corporation or the Collateral, or any subscription, warrant or other option is exercisable with respect to the Collateral, as an addition to or in substitution or exchange for any Collateral, all new, substituted or additional securities issued to Pledgor shall be tendered to and held by Pledgee under the terms of this Pledge Agreement in the exact form received, with execution by Pledgor, when necessary or appropriate, in blank endorsements or undated stock powers, in the same manner as the Collateral originally pledged hereunder.  No vote shall be cast or consent, waiver or ratification be given or action taken which would impair the Collateral or be inconsistent with or violate any provision of the Note.

8.  Power of Attorney.  Pledgor hereby constitutes and appoints Pledgee and any designee officer or agent thereof, with full power of substitution, as its true and lawful attorneys- in-fact with full power and authority in the place and stead of Pledgor and in the name of Pledgor or in Pledgee’s name, from time to time in Pledgee’s discretion, for the purpose of carrying out the terms of this Pledge Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Pledge Agreement.  Pledgor hereby ratifies all that any such attorney shall lawfully do or cause to be done by virtue hereof.  This power of attorney is a power coupled with an interest and shall be irrevocable.  Without limiting the generality of the foregoing, Pledgor hereby grants to Pledgee the power and right, on behalf of Pledgor, without notice to or consent by Pledgor, upon the occurrence and during the continuance of a default under the Note or this Pledge Agreement, (a) to ask, demand, collect, receive and give receipts for any and all proceeds of the Collateral  (‘·Proceeds”) and, in the name of Pledgor or in its own name or otherwise;  (b) to take possession of and endorse and collect any check, drafts, notes, acceptances or other instruments for the payment of Proceeds and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Pledgee for the purpose of collecting any and all such Proceeds whenever payable or for the purpose of protecting any right relative to the Collateral; (c) to pay or discharge taxes, assessments and liens levied or placed on or threatened against the Collateral; (d) to defend any suit, action or proceeding brought against Pledgor with respect to any Collateral; (e) to settle, compromise, renew, extend or adjust any obligations evidenced by the Collateral or any suit, action or proceeding described above and, in connection therewith, to give such discharges and releases as Pledgee may reasonably deem appropriate; (f) to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Pledgee were the absolute owner thereof for all purposes, including, without limitation, the execution, in connection with the sale of any of the Collateral, of any endorsements, assignments or other instruments of conveyance or transfer as may be necessary or appropriate; and (g) generally, to do, at Pledgee’s option and at Pledgor ‘s expense, at any time, from time to time, all acts and things which Pledgee deems necessary to protect, preserve or realize upon the Collateral and Pledgee’s security interest therein, in order to effect and intents and purposes of this Pledge Agreement, all as fully and effectively as Pledgor might do.  The powers confined upon Pledgee hereunder are solely to protect Pledgee’s interest in the Collateral and shall not impose any duty upon Pledgee to exercise any such powers.

9.  Release of Security Interest.  At such time as the Indebtedness has been paid and performed in full, Pledgee shall automatically and without further action release Pledgee’s security interest in the Collateral then remaining in accordance with the written directions of Pledgor.

10.  Representations, Warranties and Covenants of Pledgor.  Pledgor represents, warrants and covenants that Pledgor is currently the sole owner, and shall continue to be the sole owner, of the Collateral, free and clear of all liens, security interests, restrictions, agreements and encumbrances, excepting only this Pledge Agreement.  Pledgor represents, warrants and covenants that it will not create, incur or permit to exist any lien on or security interest in any of the Collateral or any interest therein, except for the lien and security interest created hereby.  Pledgor represents, warrants and covenants that the Securities constitute all of the issued and outstanding shares of capital stock of the Corporation as of the date hereof and throughout such period that the Indebtedness has not been paid and performed in full.

11.  Successors and Assigns.  The rights under this Pledge Agreement shall inure to the benefit of Pledgee and its successors, assigns, heirs, beneficiaries and personal and legal representatives and shall be binding upon Pledgor and its successors, assigns and legal representatives.

12.  Notices.  All notices and other communications required or permitted hereunder shall be in writing and shall be sufficient when (a) mailed by certified United States mail, postage prepaid with return receipt requested, or (b) sent by an overnight carrier which provides for a return receipt, if to Pledgor at 11555 N.  Meridian Street, Suite 400, Carmel, Indiana 46032, and if to Pledgee at 1194 Oak Valley Drive, Suite 80, Ann Arbor, Michigan 48108, or at such other address within the State of Indiana as may be specified in written notice hereunder by Pledgee or Pledgor.

13.  General.  This Pledge Agreement and all rights and obligations hereunder including matters of construction, validity and performance, shall be governed by and construed in accordance with the laws of the State of Indiana, including without implied limitation the Uniform Commercial Code as adopted and in effect in Indiana and other applicable laws of the State of Indiana.

[Remainder of page intentionally blank; signature(s) on following page(s)]

IN WITNESS WHEREOF, Pledgor has executed this Pledge Agreement on the day and in the year first above written.

MERCHANTS BANK OF INDIANA

By:
Printed:
Title:

SUBORDINATED PROMISSORY NOTE

$30,000,000.00	May 31, 2017

Indianapolis, Indiana

FOR VALUE RECEIVED, MERCHANTS BANCORP, an Indiana corporation, having a mailing address of 11555 N. Meridian Street, Suite 400, Carmel, Indiana 46032 (hereinafter referred to as “Maker”), promises to pay to the order of HOME POINT FINANCIAL CORPORATION, a New Jersey corporation, having a mailing address of 1194 Oak Valley Drive, Suite 80, Ann Arbor, Michigan 48108 (hereinafter referred to as “Lender”), at such offices or at such other place or to such other party as Lender may from time to time designate, the principal sum of Thirty Million and 00/100 Dollars ($30,000,000.00), or so much thereof as shall be advanced to or for the benefit of Maker, with Basic Interest on the principal balance from time to time remaining unpaid and Additional Interest as provided for in this Subordinated Promissory Note (hereinafter referred to as this “Note”).

TERMS, PROVISIONS AND CONDITIONS

1.                                    Definitions.  In addition to the words and phrases defined elsewhere in this Note, the following terms shall have the meaning indicated when capitalized and used herein:

“Additional Interest” shall mean, for any period of reference, an amount equal to forty-nine percent (49%) of the earnings of the Company during such period.

“Basic Interest” shall mean, for any period of reference during the term of this Note, interest at the LIBOR-Based Rate on the principal balance from time to time remaining unpaid.

“Basis Points” shall mean an arithmetic expression of a percentage measured in hundredths of a percent (i.e. 50 Basis Points equals one half of one percent).

“Business Day” shall mean any day of the week (but not a Saturday, Sunday or holiday) on which the offices of Merchants Bank are open to the public for carrying on substantially all of its banking functions. Unless specifically referenced in this Note as a Business Day, all references to “days” shall be to calendar days.

“Company” shall mean NattyMac Funding, Inc., an Indiana corporation.

“Event of Default” shall have the meaning set forth in Section 9 of the Loan Agreement.

“LIBOR” shall mean, as of the applicable date and time for determination provided herein, a per annum rate of interest equal to the one month market rate offered by leading banks in the London interbank market as of 11:00 a.m., London time, for

1

United States dollar deposits as reported by the Wall Street Journal, “Money Rates” table (and currently defined as the British Bankers’ Association average of interbank offered rates for dollar deposits in the London market), and if not reported by the Wall Street Journal, then as quoted by such other comparable financial information reporting service used by the Lender at the time such rate is determined.

“LIBOR-Based Rate” shall mean a per annum rate of interest equal to the sum of (a) LIBOR, plus (b) Three Hundred Fifty (350) Basis Points.

“Loan Agreement” shall mean that certain Revolving Subordinated Loan Agreement of even date herewith executed by and between Maker and Lender.

“Maturity Date” shall mean March 30, 2018, provided, however, that the Maturity Date will automatically extend for one or more additional terms of one year each unless either party notifies the other party at least 90 days prior to the expiration of the then-effective term of its desire not to extend the Maturity Date for another term, and, provided further, that the Maturity Date will automatically extend for such periods and for as long as there remains outstanding any commitment by the Company to advance funds under any Warehouse Agreement by and between the Company and Lender, or by and between the Company and any of Lender’s affiliates, brokers or correspondents.

“Merchants Bank” shall mean Merchants Bank of Indiana, the parent company of Company.

“Warehouse Agreement” shall mean any warehouse line of credit, repurchase facility, mortgage loan purchase and sale agreement, mortgage loan participation purchase and sale agreement, or similar arrangement under which the lender thereunder advances funds to the borrower for the purpose of originating mortgage loans.

2.                                  Advances of Funds.  Lender shall advance funds to Borrower under this Note as set forth at Section 1 of the Loan Agreement.

3.                                  Interest.  Interest payable by Maker hereunder shall consist of Basic Interest and Additional Interest.

3.1                          Basic Interest.  The principal balance of this Note from time to time outstanding shall bear interest at the LIBOR-Based Rate in effect two (2) Business Days prior to the end of each month with each change to become effective on the first day of the following month. Basic Interest shall be calculated daily on the basis of a 360-day year applied to the actual number of days in each interest-payment period.

3.2                          Additional Interest.  Maker shall also pay to Lender any accrued Additional Interest for each calendar quarter during the term hereof, and, if applicable, for the partial period expiring on the Maturity Date.

2

4.                                  Payments of Interest and Principal.

4.1                          Interest Payments.  Payments of Basic Interest and Additional Interest shall be made as set forth in Section 2.1 of the Loan Agreement.

4.2                          Payment prior to Maturity.  Borrower shall make payments of principal to Lender prior to the Maturity Date as set forth at Section 1.1(c) of the Loan Agreement.

4.3                          Payment on Maturity.  All amounts of unpaid principal and accrued interest owing under this Note shall be due and payable on the Maturity Date.

4.4                          Prepayment.  Maker shall have the privilege of prepaying this Note in full or in part at any time.

5.                                  Cost of Collection.  In addition to all other sums payable under this Note, Maker shall pay to Lender reasonable attorneys’ fees incurred by Lender in connection with the enforcement of any provision contained in this Note.

6.                                  Valuation and Appraisement Laws.  All principal, interest and other amounts payable under or with respect to this Note shall be payable without relief from valuation and appraisement laws.

7.                                  Application of Payments.  Each payment hereunder shall be applied first to the payment of accrued and unpaid Basic Interest, second to the principal balance outstanding under this Note and third to the payment of Additional Interest.

8.                                  Timing and Method of Payments.  If the due date of any payment under this Note shall be a day that is not a Business Day, then the due date shall be extended to the next succeeding Business Day and such extended time shall be included in the computation of interest.

9.                                  Remedies and Limited Recourse.  Upon the occurrence of an Event of Default, Lender shall have all of the rights and remedies set forth in Section 10 of the Loan Agreement.

10.                           Waiver and Consent.  Presentment, notice of intent to accelerate, notice of acceleration, notice of dishonor and demand, valuation and appraisement, protest and diligence in collection and bringing suit are hereby severally waived by Maker. Maker acknowledges that the time for the payment of this Note, or of any installment hereunder, may be extended from time to time without notice by Lender, and hereby consents to any such extension.

11.                           No Waiver.  No waiver of any default or failure or delay to exercise any right or remedy by Lender shall operate as a waiver of any other default or of the same default in the future or as a waiver of any right or remedy with respect to the same or any other occurrence. The acceptance by Lender of any payment after the due date of such payment, or in an amount which is less than the required payment, shall not be a waiver of Lender’s right to require prompt payment when due of all other payments or to exercise any right or remedy with respect to any failure to make prompt payment.

3

12.                           Waiver of Trial by Jury.  Maker hereby agrees that any suit, action or proceeding, whether a claim or counterclaim, brought or instituted by any party on or with respect to this Note or any other document executed in connection herewith or which in any way relates, directly or indirectly to the Loan Agreement or any event, transaction or occurrence arising out of or in any way connected with this Note or the dealings of the parties with respect thereto, shall be tried only by a court and not by a jury. MAKER, AND LENDER BY ACCEPTANCE OF THIS NOTE, HEREBY EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. Maker acknowledges that Maker may have a right to a trial by jury in any such suit, action or proceeding and that Maker hereby is knowingly, intentionally and voluntarily waiving any such right. Maker further acknowledges and agrees that this Section is material to this Note and that adequate consideration has been given by Lender and received by Maker in exchange for the waiver made by Maker pursuant to this Section.

13.                           Notices.  Any written notice permitted or required hereunder shall be effective when (a) mailed by certified United States mail, postage prepaid with return receipt requested or (b) sent by an overnight carrier which provides for a return receipt, or (c) by email with return receipt, to the applicable address specified below:

If to Maker:	Merchants Bancorp
11555 North Meridian Street
Suite 400
Carmel, Indiana 46032
Attention: Michael J. Dunlap
E-mail: MDunlap@merchantsbankofindiana.com

If to Lender:	Home Point Financial Corporation
1194 Oak Valley Drive Suite 80
Ann Arbor, Michigan 48108 Attention: Howard Nathan E-mail: hnathan@homepointfinancial.com or to such other addresses as either Maker or Lender may from time to time specify for itself by notice hereunder. Any notice may be given on behalf of Lender or Maker by such party’s legal counsel.

14.                             Legal Tender.  This Note is negotiable and is payable in lawful money of the United States of America which shall be legal tender in payment of all debts and dues, public and private, at the time of payment.

15.                             Governing Law.  This Note is delivered to Lender in the State of Indiana and is executed under and shall be governed by and construed in accordance with the laws of the State of[Michigan], notwithstanding that Indiana conflicts of law rules might otherwise require the substantive rules of law of another jurisdiction to apply.

4

16.                              Invalidity of Any Provision.  If any provision (or portion thereof) of this Note or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, then the remainder of this Note or the application of such provision (or portion thereof) to any other person or circumstance shall be valid and enforceable to the fullest extent permitted by law.

17.                              Loan Agreement.  This Note is made in accordance with and subject to the Loan Agreement.

18.                              Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

19.                              Captions.  The captions or headings herein have been inserted solely for the convenience of reference and in no way define or limit the scope, intent or substance of any provision of this Note.

20.                              Subordination.  The indebtedness evidenced by this instrument is fully subordinate to the prior payment in full of all obligations of Maker with respect to that certain line of credit loan made by The Huntington National Bank, a national banking association, in favor of Maker in the original principal amount of Fifteen Million and 00/100 Dollars ($15,000,000.00) (as amended, modified, supplemented, extended, renewed, restated, refinanced or replaced The Huntington National Bank or another lender, the “Senior Loan”). Lender hereby agrees upon the request of Maker to execute a separate instrument confirming the subordination of the indebtedness and obligations evidenced by this Note and the Loan Documents to the Senior Loan; provided, however, the execution of such separate instrument shall not be necessary for the continued effectiveness of the subordination herein provided.

[Remainder of page intentionally blank; signature on following page]

5

SIGNATURE PAGE FOR SUBORDINATED PROMISSORY NOTE

IN WITNESS WHEREOF, Maker has caused this Note to be executed effective as of the day and the year first above written.

MERCHANTS BANCORP,
an Indiana corporation

By:	/s/ Michael J. Dunlap
Printed:	Michael J. Dunlap
Title:	EVP

6